Exhibit 99.1

AVAX One Regains Compliance with Nasdaq Minimum Bid Price Requirement

Company Reaffirms Commitment to Building Digital Infrastructure at the Intersection of the Onchain Economy and AI Compute

WEST PALM BEACH, FL, July 9, 2026 - AVAX One Technology Ltd. (Nasdaq: AVX) (“AVAX One” or the “Company”), today announced that it has received formal notice from The Nasdaq Stock Market LLC (“Nasdaq”) confirming that the Company has regained compliance with Nasdaq Listing Rule 5550(a)(2), the minimum bid price requirement for continued listing on The Nasdaq Capital Market.

According to the notification, Nasdaq determined that for the ten consecutive trading days from June 15, 2026, through June 29, 2026, the closing bid price of AVAX One’s common stock was at or above the required minimum of $1.00 per share. As a result, Nasdaq has concluded that the Company has satisfied the minimum bid price requirement, and the matter is now closed.

“We are pleased to have regained compliance with Nasdaq’s minimum bid price requirement and appreciate the trust our shareholders have placed in us throughout this process,” said Pete Wylie, Interim Chief Executive Officer of AVAX One. “With this matter now closed, we are intently focused on executing on our growth and profitability initiatives. We are moving ahead across all fronts.”

AVAX One continues to advance its strategy across three core pillars; its Avalanche digital asset treasury, bitcoin mining, and AI infrastructure. The Company’s approximately 14 million AVAX tokens actively staked at ~6% net yield generate recurring staking yield and maintain strategic alignment with the Avalanche ecosystem. The Company’s Bitcoin mining operations across Alberta and Ohio generate ongoing cash flow, and the Company is exploring buildouts of AI infrastructure that target the “missing middle” of AI infrastructure: the 5 to 50 MW per-site band serving enterprise inference, edge compute, and regulated industries that hyperscale economics simply aren’t built to serve.

Together, these pillars form a regulated, cash-generating platform built to compound long-term value at the intersection of the onchain economy and AI compute.

About AVAX One Technology Ltd.

AVAX One Technology Ltd. (NASDAQ: AVX) is a digital infrastructure company accelerating the transition to an onchain financial economy. The Company maintains a strategic Avalanche digital asset treasury, accumulating AVAX and generating onchain yield through native staking and ecosystem participation. It also operates bitcoin mining facilities and develops modular data centers. These three pillars give public market investors unique exposure to both the the onchain economy and the digital infrastructure layer. For more information, please visit www.avax-one.com.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Act, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including statements relating to the anticipated benefits and timing of the completion of the proposed offering and related transactions, the intended use of proceeds from the PIPE offering, expectations regarding future capital raising activity, the assets to be held by the Company, expectations regarding adoption of the Avalanche network, the expected future market, price and liquidity of the digital assets the Company acquires, the macro and political conditions surrounding digital assets, the Company’s plan for value creation and strategic advantages, market size and growth opportunities, regulatory conditions, competitive position and the interest of other entities in similar business strategies, technological and market trends, future financial condition and performance, the expected financial impacts of the proposed transactions described herein, and the timing of the closing of the PIPE offering. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the proposed transactions described herein may not be completed in a timely manner or at all; failure to realize the anticipated benefits of the transactions and the proposed AVAX strategy; changes in business, market, financial, political and regulatory conditions; risks relating to the Company’s operations and business, including the highly volatile nature of the price of AVAX and other cryptocurrencies; the risk that the price of the Company’s securities may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries and markets in which the Company does and will operate (including the applicable digital assets market); risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purposes, as well as those risks and uncertainties identified in the Company’s filings with the SEC. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements. The statements made in this press release are not intended to be projections of the Company’s future results nor an offer of a future securities transaction by the Company. Any offering in the future will be made through compliance with all applicable regulations and the filing of appropriate documents with the SEC, as required under those regulations.

Investor Relations Contact

Sean Mansouri, CFA or Aaron D’Souza

Elevate IR

(720) 330-2829

AVX@elevate-ir.com

Media Contact

Ethan Lyle

Prospero

avax-one@prospero.agency